Douglas Emmett

1 8 0 1

# EARNINGS RESULTS & OPERATING INFORMATION

## SECOND QUARTER 2022

Executive Summary

We own and operate 18.1 million square feet of Class A office properties and 4,577 apartment units (excluding our residential development pipeline) in the premier coastal submarkets of Los Angeles and Honolulu.
Quarterly Results: For the quarter ended June 30, 2022 compared to the quarter ended June 30, 2021:
•Our revenues increased by 9.8% to $247.0 million.
•Our net income attributable to common stockholders increased by 50.5% to $24.4 million, or $0.14 per diluted share.
•Our FFO increased by 9.0% to $105.2 million, or $0.51 per fully diluted share.
•Our AFFO increased by 15.0% to $89.6 million.
•Our same property Cash NOI increased by 5.1% to $151.4 million.
Leasing: During the second quarter, we signed 261 office leases covering approximately 1,030,000 square feet, including 355,000 square feet of new leases. With the expiration of commercial eviction moratoriums in our markets, we are finally able to replace non-paying tenants while still pursuing collection of their outstanding balances. During the second quarter, we recovered approximately 100,000 square feet from such tenants, and that turned our net absorption metric slightly negative. Our leased-to-occupied spread widened to 3.7%, as a result of the large amount of new leasing we did during the quarter. That number was also impacted by the permitting delays and on-site inspection delays that we have been experiencing during the pandemic. Nearly half of our current occupancy backlog is scheduled to move in during the third quarter. Comparing the office leases we signed during the second quarter to the expiring leases for the same space, straight-line rents increased by 3.5% and cash rents decreased by 7.4%. Our multifamily portfolio remains essentially fully leased at 99.6%, with average rent roll-up on new leases this quarter over 8% across our portfolio.
Development: Our office to residential conversion project at 1132 Bishop Place in downtown Honolulu and the Landmark Los Angeles residential project in Brentwood continue to progress nicely. Our residential portfolio has increased to 4,577 units with the addition of newly converted units at Bishop Place and the acquisition of 1221 Ocean Avenue in Santa Monica.
Dividends: On July 15, 2022, we paid a quarterly cash dividend of $0.28 per common share, or $1.12 on an annualized basis.
Guidance: We are narrowing our 2022 full year guidance for Net Income Per Common Share - Diluted to $0.54 to $0.58 and for FFO to $2.03 to $2.07 per fully diluted share. Our guidance does not include the impact of any future property acquisitions or dispositions, financings, property damage insurance recoveries, or other possible capital markets activities. See page 22.

NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            1                     Go to Table of Contents

Forward Looking Statements (FLS)
This Second Quarter 2022 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “project,” “intend,” “plan,” “estimate,” "anticipate,” or the negative version of these words or other similar words. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse developments related to the Coronavirus (COVID-19) global pandemic; adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental and occupancy rates or increased tenant incentives; defaults on, and early terminations and non-renewal of, leases by tenants; higher interest rates and operating costs; failure to generate sufficient cash flows to service our debt; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our REIT status; adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; fire and other property damage, lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2021, and other documents filed with the SEC. Although we believe that our assumptions underlying our FLS are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.
2

Company Overview

Corporate Data
as of June 30, 2022

Office Portfolio

	Consolidated	Total
Properties	69	71
Rentable square feet (in thousands)	17,752	18,137
Leased rate	87.5%	87.5%
Occupancy rate	83.8%	83.8%

Multifamily Portfolio

		Total
Properties		13
Units		4,577
Leased rate(1)		99.6%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of June 30, 2022	207,049
Common stock closing price per share (NYSE:DEI)	$22.38
Equity Capitalization	$4,633,764

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(2)	$5,221,318	$4,246,136
Less: cash and cash equivalents(3)	(271,043)	(146,592)
Net Debt	$4,950,275	$4,099,544

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$8,733,308
Our Share of Net Debt to Pro Forma Enterprise Value	47%

AFFO Payout Ratio

Three months ended June 30, 2022	64.9%

_______________________________________________
(1)     Both the numerator and denominator used in calculating the percentage of units leased do not include 80 units at one property which are temporarily unoccupied as a result of a fire.
(2)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.
(3)    Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $271.0 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $128.9 million and then adding our share of our unconsolidated Fund's cash and cash equivalents of $4.5 million.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            3                     Go to Table of Contents

Company Overview

Property Map
as of June 30, 2022

                            4                     Go to Table of Contents

Company Overview

Board of Directors and Executive Officers
as of June 30, 2022

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Leslie E. Bider	Retired Executive and Investor
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Dr. David T. Feinberg	President and Chief Executive Officer, Cerner Corporation
Ray C. Leonard	President, Sugar Ray Leonard Foundation
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Shirley Wang	Founder and CEO, Plastpro Inc.

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
                            5                     Go to Table of Contents

Financial Results

Consolidated Balance Sheets
(Unaudited; In thousands)

	June 30, 2022	December 31, 2021

Assets
Investment in real estate, gross	$12,228,172	$11,819,077
Less: accumulated depreciation and amortization	(3,171,544)	(3,028,645)
Investment in real estate, net	9,056,628	8,790,432
Ground lease right-of-use asset	7,459	7,464
Cash and cash equivalents	271,043	335,905
Tenant receivables	9,987	13,127
Deferred rent receivables	115,949	115,148
Acquired lease intangible assets, net	3,816	4,168
Interest rate contract assets	178,921	15,473
Investment in unconsolidated Fund	47,955	46,594
Other assets	14,802	25,721
Total assets	$9,706,560	$9,354,032

Liabilities
Secured notes payable and revolving credit facility, net	$5,188,902	$5,012,076
Ground lease liability	10,853	10,860
Interest payable, accounts payable and deferred revenue	130,450	145,460
Security deposits	59,216	55,285
Acquired lease intangible liabilities, net	38,192	24,710
Interest rate contract liabilities	766	69,930
Dividends payable	49,230	49,158
Total liabilities	5,477,609	5,367,479

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,758	1,755
Additional paid-in capital	3,492,864	3,488,886
Accumulated other comprehensive income (loss)	124,770	(38,774)
Accumulated deficit	(1,084,346)	(1,035,798)
Total Douglas Emmett, Inc. stockholders' equity	2,535,046	2,416,069
Noncontrolling interests	1,693,905	1,570,484
Total equity	4,228,951	3,986,553
Total liabilities and equity	$9,706,560	$9,354,032

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            6                     Go to Table of Contents

Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues
Office rental
Rental revenues and tenant recoveries(1)	$180,097	$173,757	$360,524	$341,936
Parking and other income	25,580	18,169	48,293	36,633
Total office revenues	205,677	191,926	408,817	378,569

Multifamily rental
Rental revenues	37,950	27,972	69,178	55,055
Parking and other income	3,343	5,108	7,857	7,677
Total multifamily revenues	41,293	33,080	77,035	62,732

Total revenues	246,970	225,006	485,852	441,301

Operating Expenses
Office expenses	69,979	63,541	137,353	125,719
Multifamily expenses	11,895	9,251	22,068	18,562
General and administrative expenses	11,661	9,558	22,901	19,129
Depreciation and amortization	93,947	93,900	183,312	186,697
Total operating expenses	187,482	176,250	365,634	350,107

Other income	474	1,329	841	1,680
Other expenses	(179)	(454)	(362)	(617)
Income from unconsolidated Fund	318	286	565	453
Interest expense	(36,264)	(35,935)	(71,166)	(71,140)
Net income	23,837	13,982	50,096	21,570
Net loss (income) attributable to noncontrolling interests	537	2,215	(208)	6,228
Net income attributable to common stockholders	$24,374	$16,197	$49,888	$27,798

Net income per common share - basic and diluted	$0.14	$0.09	$0.28	$0.16

Dividends declared per common share	$0.28	$0.28	$0.56	$0.56

Weighted average shares of common stock outstanding - basic and diluted	175,784	175,471	175,720	175,468
_______________________________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries for the following periods:
•$12.5 million for each of the three month periods ended June 30, 2022 and 2021, and
•$27.7 million and $21.5 million for the six months ended June 30, 2022 and 2021, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            7                     Go to Table of Contents

Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) to Net income attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Funds From Operations (FFO)
Net income attributable to common stockholders	$24,374	$16,197	$49,888	$27,798
Depreciation and amortization of real estate assets	93,947	93,900	183,312	186,697
Net (loss) income attributable to noncontrolling interests	(537)	(2,215)	208	(6,228)
Adjustments attributable to unconsolidated Fund(2)	702	692	1,396	1,400
Adjustments attributable to consolidated JVs(2)	(13,262)	(12,061)	(25,817)	(23,217)
FFO	$105,224	$96,513	$208,987	$186,450

Adjusted Funds From Operations (AFFO)
FFO	$105,224	$96,513	$208,987	$186,450
Straight-line rent	(912)	(259)	(801)	(894)
Net accretion of acquired above- and below-market leases	(2,910)	(2,391)	(4,707)	(5,505)
Loan costs, loan premium amortization and swap amortization	1,494	1,764	3,008	3,356
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(21,514)	(24,339)	(38,309)	(41,240)
Non-cash compensation expense	5,444	4,595	11,077	9,485
Adjustments attributable to unconsolidated Fund(2)	(261)	(137)	(579)	(319)
Adjustments attributable to consolidated JVs(2)	3,042	2,141	5,023	4,819
AFFO	$89,607	$77,887	$183,699	$156,152

Weighted average shares of common stock outstanding - diluted	175,784	175,471	175,720	175,468
Weighted average units in our operating partnership outstanding	31,329	30,624	31,386	30,557
Weighted average fully diluted shares outstanding	207,113	206,095	207,106	206,025

Net income per common share - basic and diluted	$0.14	$0.09	$0.28	$0.16
FFO per share - fully diluted	$0.51	$0.47	$1.01	$0.90
Dividends paid per share(4)	$0.28	$0.28	$0.56	$0.56
__________________________________________________________
(1)Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated JVs and our unconsolidated Fund.
(2)Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Fund and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated JVs.
(3)Under the GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            8                     Go to Table of Contents

Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of June 30,
	2022	2021
Office Statistics
Number of properties	67	67
Rentable square feet (in thousands)	17,561	17,557
Ending % leased	87.4%	87.2%
Ending % occupied	83.7%	84.8%
Quarterly average % occupied	84.1%	85.5%

Multifamily Statistics
Number of properties	10	10
Number of units	3,449	3,449
Ending % leased	99.6%	99.3%

	Three Months Ended June 30,		% Favorable
	2022	2021	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$203,019	$190,590	6.5%
Office expenses	(68,827)	(61,677)	(11.6)%
Office NOI	134,192	128,913	4.1%

Multifamily revenues	28,503	25,658	11.1%
Multifamily expenses	(8,726)	(7,805)	(11.8)%
Multifamily NOI	19,777	17,853	10.8%

Total NOI	$153,969	$146,766	4.9%

Cash Net Operating Income (NOI)
Office cash revenues	$200,473	$187,917	6.7%
Office cash expenses	(68,827)	(61,677)	(11.6)%
Office cash NOI	131,646	126,240	4.3%

Multifamily cash revenues	28,501	25,660	11.1%
Multifamily cash expenses	(8,726)	(7,805)	(11.8)%
Multifamily cash NOI	19,775	17,855	10.8%

Total Cash NOI	$151,421	$144,095	5.1%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of these non-GAAP measures to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            9                     Go to Table of Contents

Financial Results
Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended June 30,
	2022	2021

Same property office cash revenues	$200,473	$187,917
Non-cash adjustments per definition of NOI	2,546	2,673
Same property office revenues	203,019	190,590

Same property office expenses	(68,827)	(61,677)

Office NOI	134,192	128,913

Same property multifamily cash revenues	28,501	25,660
Non-cash adjustments per definition of NOI	2	(2)
Same property multifamily revenues	28,503	25,658

Same property multifamily expenses	(8,726)	(7,805)

Multifamily NOI	19,777	17,853

Same Property NOI	153,969	146,766
Non-comparable office revenues	2,658	1,336
Non-comparable office expenses	(1,152)	(1,864)
Non-comparable multifamily revenues	12,790	7,422
Non-comparable multifamily expenses	(3,169)	(1,446)
NOI	165,096	152,214
General and administrative expenses	(11,661)	(9,558)
Depreciation and amortization	(93,947)	(93,900)
Other income	474	1,329
Other expenses	(179)	(454)
Income from unconsolidated Fund	318	286
Interest expense	(36,264)	(35,935)
Net income	23,837	13,982
Net loss attributable to noncontrolling interests	537	2,215
Net income attributable to common stockholders	$24,374	$16,197

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            10                     Go to Table of Contents

Financial Results

Financial Data for JVs & Fund
(Unaudited, in thousands)

	Three Months Ended June 30, 2022

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$184,401	$62,569	$4,636
Office and multifamily operating expenses	$59,732	$22,142	$1,547
Straight-line rent	$(264)	$1,176	$137
Above/below-market lease revenue	$333	$2,577	$—
Cash NOI attributable to outside interests(3)	$—	$18,701	$1,714
Our share of cash NOI(4)	$124,600	$17,973	$1,238

	Six Months Ended June 30, 2022

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$365,514	$120,338	$9,033
Office and multifamily operating expenses	$116,756	$42,665	$3,068
Straight-line rent	$(677)	$1,478	$126
Above/below-market lease revenue	$759	$3,948	$—
Cash NOI attributable to outside interests(3)	$—	$36,929	$3,384
Our share of cash NOI(4)	$248,676	$35,318	$2,455
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for four consolidated JVs that we manage. One of the JVs was created in the second quarter of 2022 to purchase a residential property on April 26, 2022. The results of the acquired property are included from the acquisition date. We own a weighted average interest of approximately 46% (based on square footage) in the four JVs, which owned a combined sixteen Class A office properties totaling 4.2 million square feet and two residential properties with 470 apartments in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) additional distributions based on Cash NOI.
(2)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for one unconsolidated Fund that we manage. We own an interest of approximately 34% in the Fund, which owns two Class A office properties totaling 0.4 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.
(3)    Represents the share of Cash NOI allocable under the applicable agreements to interests other than our Fully Diluted Shares.
(4)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            11                     Go to Table of Contents

Financial Results

Loans (As of June 30 2022, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

3/3/2025		$335,000	$335,000	3.84%	3/1/2023
4/1/2025		102,400	102,400	2.76%	3/1/2023
8/15/2026		415,000	415,000	3.07%	8/1/2025
9/19/2026		400,000	400,000	2.44%	9/1/2024
9/26/2026		200,000	200,000	2.36%	10/1/2024
11/1/2026		400,000	400,000	2.31%	10/1/2024
6/1/2027	(4)	550,000	550,000	LIBOR + 1.37%	N/A
5/18/2028		300,000	300,000	2.21%	6/1/2026
1/1/2029		300,000	300,000	2.66%	1/1/2027
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029		125,000	125,000	3.25%	6/1/2027
6/1/2038	(5)	28,918	28,918	4.55%	N/A
8/21/2023	(6)	—	—	LIBOR + 1.15%	N/A
Subtotal		3,411,318	3,411,318

Consolidated JVs

12/19/2024		400,000	80,000	3.47%	1/1/2023
5/15/2027	(7)	450,000	400,500	3.04%	4/1/2025
8/19/2028		625,000	187,500	2.12%	6/1/2025
4/26/2029	(8)	175,000	96,250	3.90%	5/1/2026
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(9)	$5,221,318	$4,207,568

Unconsolidated Fund

9/14/2028		$115,000	$38,568	2.19%	10/1/2026

Total Loans			$4,246,136

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Except as noted below, our loans and revolving credit facility: (i) are non-recourse, (ii) are secured by separate collateral pools consisting of one or more properties, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents.  Certain loans with maturity date extension options require us to meet minimum financial thresholds in order to exercise those extension options.
(1)Maturity dates include the effect of extension options.
(2)"Our Share" is calculated by multiplying the principal balance by our share of the borrowing entity's equity, and is used to calculate the non-GAAP measure "Our Share of Net Debt" - see Corporate Data on page 3.
(3)Effective rate as of June 30, 2022. Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.
(4)Swaps expired on June 1, 2022.
(5)Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.
(6)$400.0 million revolving credit facility. The unused commitment fees range from 0.10% to 0.15%.
(7)Effective rate will decrease to 2.26% on July 1, 2022 when new swaps replace existing swaps that will expire.
(8)We closed this loan during the second quarter of 2022.
(9)Our consolidated debt on the balance sheet (see page 6) of $5.19 billion is calculated by adding $3.8 million of unamortized loan premium and deducting $36.2 million of unamortized deferred loan costs from our total consolidated loans of $5.22 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$4.67
Weighted average remaining life (including extension options)	5.0 years
Weighted average remaining fixed interest period	2.9 years
Weighted average annual interest rate	2.89%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            12                     Go to Table of Contents

Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of June 30, 2022

Region	Number of Properties	Our Rentable Square Feet	Region Rentable Square Feet(1)	Our Average Market Share(2)

Los Angeles
Westside(3)	52	9,998,784	39,485,810	35.3%
Valley	16	6,790,777	21,673,763	43.7
Honolulu(3)	3	1,347,762	5,172,327	26.1
Total / Average	71	18,137,323	66,331,900	37.8%

_________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2022 second quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure in our total portfolio to each submarket as follows:

Region	Submarket	Number of Properties	Our Rentable Square Feet	Our Market Share(2)

Westside	Brentwood	15	2,085,745	60.3%
	Westwood	7	2,191,444	43.6
	Olympic Corridor	5	1,142,885	34.6
	Beverly Hills(3)	11	2,196,067	27.8
	Santa Monica	11	1,425,374	14.4
	Century City	3	957,269	9.0
Valley	Sherman Oaks/Encino	12	3,488,995	53.8
	Warner Center/Woodland Hills	3	2,845,577	37.5
	Burbank	1	456,205	6.0
Honolulu	Honolulu(3)	3	1,347,762	26.1
	Total / Weighted Average	71	18,137,323	37.8%

_______________________________________________
(3)    In calculating market share, we adjusted the rentable square footage by (i) removing approximately 336,000 rentable square feet of vacant space at an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the submarket and (ii) removing a 218,000 square foot property located just outside the Beverly Hills city limits from both the numerator and the denominator.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            13                     Go to Table of Contents

Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of June 30, 2022

Region(1)	Percent Leased	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Los Angeles
Westside	88.0%	$459,739,540	$56.00	$4.67
Valley	85.7	201,883,640	36.16	3.01
Honolulu	93.2	39,538,444	34.46	2.87
Total / Weighted Average	87.5%	$701,161,624	$46.93	$3.91

_______________________________________________________________
(1)Regional data reflects the following underlying submarket data:

Region	Submarket	Percent Leased	Monthly Rent Per Leased Square Foot(2)

Westside	Beverly Hills	94.5%	$4.68
	Brentwood	82.1	4.00
	Century City	91.7	4.45
	Olympic Corridor	81.5	3.39
	Santa Monica	92.0	6.88
	Westwood	86.2	4.47
Valley	Burbank	100.0	4.68
	Sherman Oaks/Encino	86.7	3.10
	Warner Center/Woodland Hills	82.1	2.57
Honolulu	Honolulu	93.2	2.87
	Weighted Average	87.5%	$3.91

(2)    Does not include signed leases not yet commenced, which are included in percent leased but excluded from annualized rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended June 30, 2022	$0.08
Six months ended June 30, 2022	$0.15

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            14                     Go to Table of Contents

Portfolio Data

Office Lease Diversification
Total Office Portfolio as of June 30, 2022

Portfolio Tenant Size
	Median	Average

Square feet	2,500	5,500

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,358	49.8%	1,947,668	13.0%	$85,305,207	12.2%
2,501-10,000	1,029	37.8	4,978,933	33.3	228,553,692	32.6
10,001-20,000	209	7.7	2,929,990	19.6	133,857,920	19.1
20,001-40,000	92	3.4	2,487,553	16.7	119,150,670	17.0
40,001-100,000	29	1.1	1,684,309	11.3	87,132,504	12.4
Greater than 100,000	4	0.2	911,375	6.1	47,161,631	6.7
Total for all leases	2,721	100.0%	14,939,828	100.0%	$701,161,624	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            15                     Go to Table of Contents

Portfolio Data

Largest Office Tenants
Total Office Portfolio as of June 30, 2022

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Warner Bros. Discovery(2)	4	3	2023-2024	483,412	2.7%	$26,645,835	3.8%
UCLA(3)	24	10	2022-2027	290,840	1.6	15,655,730	2.2
William Morris Endeavor(4)	3	1	2022-2027	216,375	1.2	13,356,456	1.9
Morgan Stanley(5)	5	5	2023-2027	142,020	0.8	10,187,318	1.5
Equinox Fitness(6)	6	5	2029-2038	185,236	1.0	9,805,769	1.4
Macerich(7)	2	1	2023-2028	82,368	0.5	7,501,247	1.1
Total	44	25		1,400,251	7.8%	$83,152,355	11.9%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2)    Square footage (rounded) expires as follows: 27,000 square feet in 2023; and 456,000 square feet in 2024.
(3)    Square footage (rounded) expires as follows: 4 leases totaling 42,000 square feet in 2022; 6 leases totaling 47,000 square feet in 2023; 2 leases totaling 11,000 square feet in 2024; 4 leases totaling 89,000 square feet in 2025; 5 leases totaling 32,000 square feet in 2026; and 3 leases totaling 71,000 square feet in 2027. Tenant has options to terminate 15,000 square feet in 2023; and 51,000 square feet in 2025.
(4)    Square footage (rounded) expires as follows: 1,000 square feet in 2022; and 209,000 square feet in 2027.
(5)    Square footage (rounded) expires as follows: 30,000 square feet in 2023; 26,000 square feet in 2025; and 86,000 square feet in 2027. Tenant has options to terminate 32,000 square feet in 2024.
(6)    Square footage (rounded) expires as follows: 34,000 square feet in 2029; 46,000 square feet in 2035, 31,000 square feet in 2037, and 74,000 square feet in 2038.
(7)    Square footage (rounded) expires as follows: 27,000 square feet in 2023, and 55,000 square feet in 2028.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            16                     Go to Table of Contents

Portfolio Data
Office Industry Diversification
Total Office Portfolio as of June 30, 2022

Percentage of Annualized Rent by Tenant Industry

Financial Services 15.6%
Entertainment 14.1%
Legal 18.3%
Real Estate 12.6%
Advertising 1.0%
Manufacturing & Distribution 1.2%
Other 1.3%
Public Administration 2.6%
Educational Services 2.8%
Insurance 3.8%
Technology 4.1%
Retail 4.9%
Health Services 8.3%
Accounting & Consulting 9.4%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	573	18.3%
Financial Services	367	15.6
Entertainment	170	14.1
Real Estate	315	12.6
Accounting & Consulting	295	9.4
Health Services	368	8.3
Retail	166	4.9
Technology	92	4.1
Insurance	93	3.8
Educational Services	50	2.8
Public Administration	87	2.6
Other	55	1.3
Manufacturing & Distribution	51	1.2
Advertising	39	1.0
Total	2,721	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            17                     Go to Table of Contents

Portfolio Data
Office Lease Expirations
Total Office Portfolio as of June 30, 2022

(1)    Average of the percentage of leases expiring at June 30, 2019, 2020, and 2021 with the same remaining duration as the leases for the labeled year had at June 30, 2022. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2022	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	76	301,758	1.7%	$12,005,347	1.7%	$39.78	$39.87
2022	275	1,102,393	6.1	47,945,966	6.8	43.49	43.61
2023	673	2,870,204	15.8	130,947,842	18.7	45.62	46.89
2024	504	2,854,561	15.7	133,718,394	19.1	46.84	49.90
2025	417	2,117,170	11.7	98,132,861	14.0	46.35	50.61
2026	282	1,599,335	8.8	74,608,482	10.6	46.65	52.86
2027	230	1,780,930	9.8	87,024,229	12.4	48.86	57.28
2028	96	661,724	3.7	35,187,899	5.0	53.18	62.12
2029	51	381,437	2.1	18,555,438	2.7	48.65	60.25
2030	36	421,857	2.3	21,788,400	3.1	51.65	65.82
2031	39	324,075	1.8	16,741,762	2.4	51.66	66.76
Thereafter	42	524,384	2.9	24,505,004	3.5	46.73	64.21
Subtotal/weighted average	2,721	14,939,828	82.4%	$701,161,624	100.0%	$46.93	$52.08
Signed leases not commenced		677,505	3.7
Available		2,266,856	12.5
Building management use		126,418	0.7
BOMA adjustment(3)		126,716	0.7
Total/weighted average	2,721	18,137,323	100.0%	$701,161,624	100.0%	$46.93	$52.08

___________________________________________________
(1)Represents annualized rent at June 30, 2022 divided by leased square feet.
(2)Represents annualized rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            18                     Go to Table of Contents

Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of June 30, 2022

	Q3 2022	Q4 2022	Q1 2023	Q2 2023

Los Angeles
Westside	233,160	396,120	433,759	402,489
Valley	115,503	275,384	150,151	265,637
Honolulu	13,559	68,667	71,000	41,235
Expiring Square Feet(1)	362,222	740,171	654,910	709,361

Percentage of Portfolio	2.0%	4.1%	3.6%	3.9%

Los Angeles
Westside	$46.19	$53.05	$54.26	$62.19
Valley	$34.05	$33.91	$34.44	$36.17
Honolulu	$36.30	$36.74	$35.78	$31.20
Expiring Rent per Square Foot(2)	$41.94	$44.42	$47.71	$50.65

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of June 30, 2022, other than 301,758 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution. While the following table sets forth data for our underlying submarkets, that data is even more influenced by such issues:

		Next Four Quarters

Region	Submarket	Expiring SF	Expiring Rent per SF

Westside	Beverly Hills	325,024	$51.05
	Brentwood	338,910	$50.06
	Century City	144,636	$52.81
	Olympic Corridor	165,703	$44.24
	Santa Monica	221,130	$82.01
	Westwood	270,125	$50.68
Valley	Sherman Oaks/Encino	448,407	$37.45
	Warner Center/Woodland Hills	358,268	$31.42
Honolulu	Honolulu	194,461	$35.19

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            19                     Go to Table of Contents

Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended June 30, 2022

Net Absorption During Quarter	(0.22)%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)[1]

New leases	94	355,462	72
Renewal leases	167	674,613	53
All leases	261	1,030,075	61

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Expiring Rate(1)	New/Renewal Rate(1)	Percentage Change

Cash Rent	$47.88	$44.33	(7.4)%
Straight-line Rent	$43.49	$45.03	3.5%

Average Office Lease Transaction Costs

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$42.60	$7.14
Renewal leases signed during the quarter	$14.15	$4.43
All leases signed during the quarter	$23.97	$5.78

________________________________________________________________
(1)Change in rental rate and average renewal lease term exclude leases with a term of twelve months or less. Change in rental rate represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Change in rental rate metrics exclude leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            20                     Go to Table of Contents

Portfolio Data

Multifamily Portfolio Summary
as of June 30, 2022

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Los Angeles
Santa Monica	3	940	21%
West Los Angeles	6	1,300	28
Honolulu	4	2,337	51
Total	13	4,577	100%

Submarket	Percent Leased	Annualized Rent(1)	Monthly Rent Per Leased Unit

Los Angeles
Santa Monica	98.9%	$47,042,040	$4,224
West Los Angeles(2)	99.9	44,916,192	3,078
Honolulu	99.7	57,472,560	2,060
Total / Weighted Average	99.6%	$149,430,792	$2,786

Recurring Multifamily Capital Expenditures per Unit (2)

Three months ended June 30, 2022	$176
Six months ended June 30, 2022	$301

________________________________________________________________
(1)    The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $441,796, which is not included in multifamily annualized rent.
(2)    80 units at one property, which are temporarily unoccupied as a result of a fire, are omitted from the calculation of Percent Leased. These units, as well as insurance recoveries for lost rent, are also omitted from the calculation of Annualized Rent. Unit turn costs from this property are excluded from Recurring Multifamily Capital Expenditures per Unit calculation.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            21                     Go to Table of Contents

Guidance

2022 Guidance

Metric	Per Share
Net income per common share - diluted	$0.54 to $0.58
FFO per share - fully diluted	$2.03 to $2.07

Assumptions

Metric	Assumption Range	Compared to Prior Assumption
Average Office Occupancy	84% to 86%	Unchanged
Residential Leased Rate	Essentially fully leased	Unchanged
Same Property Cash NOI Growth	4.5% to 5.5%	Unchanged
Above/Below Market Net Revenue	$8 to $12 million	Unchanged
Straight-line Revenue	$1 to $3 million	Unchanged
G&A	$42 to $46 million	Unchanged
Interest Expense	$152 to $155 million	Unchanged
Weighted average fully diluted shares outstanding	207 million	Unchanged
___________________________________________
All of our assumptions include 100% of our consolidated JVs share, not our pro rata share. Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, financings, property damage insurance recoveries or other possible capital markets activities or impairment charges. It is also subject to the changing impacts of the COVID-19 pandemic and general economic conditions.

The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 23 for a reconciliation of our Non-GAAP guidance.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            22                     Go to Table of Contents

Guidance

Reconciliation of 2022 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$94.9	$101.9
Adjustments for depreciation and amortization of real estate assets	380.0	370.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated Fund	(54.5)	(43.2)
FFO	$420.4	$428.7

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	175.7	175.7
Weighted average units in our operating partnership outstanding	31.4	31.4
Weighted average fully diluted shares outstanding	207.1	207.1

Per share	Low	High

Net income per common share - diluted	$0.54	$0.58
FFO per share - fully diluted	$2.03	$2.07
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, financings, property damage insurance recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            23                     Go to Table of Contents

Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 677,505 square feet with respect to signed leases not yet commenced at June 30, 2022).  For our triple net office properties (in Honolulu and one single tenant building in Los Angeles), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated JVs. At June 30, 2022, we own 100% of our consolidated portfolio, except for sixteen office properties totaling 4.2 million square feet and two residential properties with 470 apartments, which we own through four consolidated JVs and in which we own a weighted average interest of approximately 46% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of June 30, 2022.
                            24                     Go to Table of Contents

Definitions
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.

Fund: At June 30, 2022, we owned an interest of approximately 34% in Douglas Emmett Partnership X, LP (Partnership X). The Fund owns two office properties totaling 0.4 million square feet.

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), and impairment write-downs of real estate from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Joint Ventures (JVs): At June 30, 2022, we owned a weighted average interest of approximately 46% based on square footage in four consolidated JVs. The JVs owned sixteen office properties totaling 4.2 million square feet and two residential properties with 470 apartments. One of the JVs was created in the second quarter of 2022 to purchase a residential property on April 26, 2022. The results of the acquired property are included in our consolidated results from the acquisition date.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.

Leased Rate: The percentage leased as of June 30, 2022. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating percentage leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in percentage leased between the last day of the current and prior quarter, excluding a property undergoing conversion from office to residential use, as well as properties acquired or sold during the current quarter. The calculation also excludes the impact of building remeasurement. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.

                            25                     Go to Table of Contents

Definitions
Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted in accordance with GAAP by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate and net income attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.

Occupancy Rate:  We calculate the Occupancy Rate by excluding signed leases not yet commenced from the Leased Rate. Management space is considered occupied. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Occupancy Rate. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.

Operating Partnership: Douglas Emmett Properties, LP

Our Share of Net Debt: We calculate Our Share of Net Debt by multiplying the principal balance of our consolidated loans and our unconsolidated Fund's loan by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, and do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our Share of Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Our Share of Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.

                            26                     Go to Table of Contents

Definitions
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.

Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.

Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At June 30, 2022, total consists of 15,617,333 leased square feet (including 677,505 square feet with respect to signed leases not commenced), 2,266,856 available square feet, 126,418 building management use square feet and 126,716 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.
Our same properties for 2022 include all of our Consolidated Portfolio properties, other than: (1) a 493,000 square foot office property in Honolulu affected by development activity, (2) a residential property with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles partially affected by fire damage, (3) a new residential property with 376 apartments in Los Angeles that we commenced placing into service in the second quarter of 2022, and (4) a residential property with 120 units that we acquired in the second quarter of 2022.
We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: At June 30, 2022, our Total Portfolio included our Consolidated Portfolio plus two office properties totaling 0.4 million square feet owned by one unconsolidated Fund in which we owned approximately 34%.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Fund.
                            27                     Go to Table of Contents